CERTIFICATION PURSUANT TO 17 CFR 240.15d-14(a)
(SECTION 302 CERTIFICATION)

I, Lucas Schneider, certify that:

1.    I have reviewed this annual report on Form 10-K/A of Highwater Ethanol, LLC;

2.
Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Date:	May 21, 2014	/s/ Lucas Schneider
Lucas Schneider, Chief Financial Officer (Principal Financial and Accounting Officer)